Exhibit 99.3 Page 1 of 10 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION On January 31, 2025 (the “Closing Date”), Upbound Group, Inc. (the “Company”) completed its acquisition of Bridge IT, Inc., a Delaware corporation (“Brigit”), in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated December 12, 2024. Pursuant to the Merger Agreement, on the Closing Date, Fortuna Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), merged with and into Brigit, with Brigit surviving the Merger as a wholly owned subsidiary of the Company (the “Acquisition” or the “Merger”). As a result of the Merger, each share of Brigit stock outstanding immediately prior to the effective time of the Merger (other than certain dissenting shares) was cancelled and converted into the right to receive a pro rata portion of approximately 2.6 million shares of the Company’s common stock (the “Closing Stock Consideration”) and aggregate closing cash consideration of approximately $281.1 million (the “Closing Cash Consideration” and together with the Closing Stock Consideration, the “Closing Merger Consideration”). In addition, the Company will pay the former Brigit stockholders $75.0 million in deferred consideration, payable in multiple installments, $37.5 million of which will be payable 30 days following the first anniversary of the Closing Date and the remainder of which will be payable no later than 30 days following the second anniversary of the Closing Date. The former Brigit stockholders may also receive up to $60.0 million in earnout payments based on the achievement of certain financial performance metrics for the Brigit business in 2026. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of the Company and the historical consolidated financial position and results of operations of Brigit after giving effect to the Merger as further described in Note 1 – Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below. The unaudited pro forma condensed combined financial information has been prepared to give effect to the following (collectively, the “Transactions”): ● Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired and liabilities assumed of Brigit will be recorded by the Company at their respective fair values as of the Closing Date of the Merger; ● Adjustments to conform the accounting policies and financial statement presentation of Brigit to those of the Company; and ● Adjustments to reflect estimated post-combination impacts, including the estimated transaction costs of the Merger. The unaudited pro forma condensed combined financial information and the accompanying notes should be read in conjunction with: ● The historical unaudited condensed consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024; ● The historical unaudited condensed consolidated financial statements of Brigit and the related notes as of and for the nine months ended September 30, 2024, included in this Current Report on Form 8-K/A; ● The historical audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023; and ● The historical audited consolidated financial statements of Brigit and the related notes as of December 31, 2023, included in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives pro forma effect to the Transactions as if they had occurred on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give pro forma effect to the Transactions as if they had occurred on January 1, 2023.

Exhibit 99.3 Page 2 of 10 The unaudited pro forma condensed combined financial information has been prepared by the Company and is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based upon available information and reflect estimates and certain assumptions that the Company believes are reasonable under the circumstances, and do not reflect any potential cost savings, operating efficiencies or synergies that may result from the Merger. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby the Company is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date, and any excess value of the consideration over the acquired net assets will be recognized as goodwill. The assets acquired and liabilities assumed of Brigit have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable, based on information that is currently available. As the unaudited pro forma condensed combined financial information is prepared based on preliminary estimates of the net assets acquired and balances as of September 30, 2024, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Accordingly, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2024

(in thousands)	Upbound Historical	Brigit Historical	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS							
Cash and cash equivalents	$ 85,054	$ 33,561	$ -		$ (502)	*4(a)(b)*	$ 118,113
Restricted cash	-	6,016	-		-		6,016
Receivables, net of allowance for doubtful accounts	121,645	2,535	45,303	*2(a)*	-		169,483
Accrued revenue, net of allowance for credit losses	-	1,576	(1,576)	*2(a)*	-		-
Customer cash advances, net of allowance for credit losses	-	43,727	(43,727)	*2(a)*	-		-
Prepaid expenses and other assets	74,442	2,044	165	*2(b)*	7,774	*4(b)*	84,425
Rental merchandise, net							
On rent	1,016,716	-	-		-		1,016,716
Held for rent	123,055	-	-		-		123,055
Merchandise held for installment sale	5,572	-	-		-		5,572
Property assets, net of accumulated depreciation	258,075	148	5,441	*2(c)*	59,659	*4(c)*	323,323
Internally developed internal use software, net	-	5,441	(5,441)	*2(c)*	-		-
Operating lease right-of-use assets	269,307	20	-		-		269,327
Deferred tax assets	68,702	-	-		-		68,702
Goodwill	289,750	-	-		199,297	*4(d)*	489,047
Other intangible assets, net	266,172	-	-		152,300	*4(e)*	418,472
Other long term assets	-	165	(165)	*2(b)*	-		-
Total assets	$ 2,578,490	$ 95,233	$ -		$ 418,528		$ 3,092,251
LIABILITIES							
Accounts payable - trade	$ 124,805	$ 3,325	$ -		$ -		$ 128,130
Accrued liabilities	281,985	1,920	1,500	*2(d)*	97,745	*4(f)(g)*	383,150
Credit facility, net of debt issuance costs	-	49,300	-		(49,300)	*4(g)*	-
Simple agreements for future equity notes payable	-	8,652	-		(8,652)	*4(h)*	-
Loans payable, related party and other lenders	-	539			(539)	*4(h)*	-
Other current liabilities	-	1,500	(1,500)	*2(d)*	-		-
Operating lease liabilities	277,318	21	-		-		277,339
Deferred tax liability	46,910	-	-		46,719	*4(i)*	93,629
Senior debt, net	794,257	-	-		344,000	*4(j)*	1,138,257
Senior notes, net	441,395	-	-		-		441,395
Total liabilities	1,966,670	65,257	-		429,973		2,461,900
STOCKHOLDERS' EQUITY							
Common stock	1,107	-	-		27	*4(k)*	1,134
Series Seed preferred stock	-	-	-		-		-
Series A-1 preferred stock	-	-	-		-		-
Series A-2 preferred stock	-	-	-		-		-
Series A-3 preferred stock	-	-	-		-		-
Additional paid-in-capital	1,485,165	50,654	-		(9,624)	*4(k)*	1,526,195
Retained earnings (Accumulated deficit)	1,026,580	(20,678)	-		(1,848)	*4(k)*	1,004,054
Treasury stock at cost	(1,890,966)	-	-		-		(1,890,966)
Accumulated other comprehensive loss	(10,066)	-	-		-		(10,066)
Total stockholders' equity	611,820	29,976	-		(11,445)		630,351
Total liabilities and stockholders' equity	$ 2,578,490	$ 95,233	$ -		$ 418,528		$ 3,092,251

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Page 3 of 10

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2024

(in thousands, except per share data)	Upbound Historical	Brigit Historical	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues							
Rental and fees	$ 2,636,347	$ -	$ -		$ -		$ 2,636,347
Merchandise sales	476,690	-	-		-		476,690
Installment sales	44,333	-	-		-		44,333
Franchise merchandise sales	60,136	-	-		-		60,136
Royalty income and fees	18,539	-	-		-		18,539
Subscription revenue	-	86,532	(86,532)	*2(e)*	-		-
Expedited Transfer Fee revenue	-	19,275	(19,275)	*2(e)*	-		-
Marketplace revenue	-	7,260	(7,260)	*2(e)*	-		-
Subscription and fees revenue	-	-	113,067	*2(e)*	-		113,067
Other	5,291	-	-		-		5,291
Total revenues	3,241,336	113,067	-		-		3,354,403
Cost of revenues							
Cost of rentals and fees	1,008,094	-	-		-		1,008,094
Cost of merchandise sold	584,816	-	-		-		584,816
Cost of installment sales	16,056	-	-		-		16,056
Franchise cost of merchandise sold	60,257	-	-		-		60,257
Customer cash advance credit losses	-	25,419	(25,419)	*2(f)*	-		-
Processing and service fees	-	13,972	(13,972)	*2(g)*	-		-
Cost of subscriptions and fees	-	-	13,972	*2(g)*	-		13,972
Total cost of revenues	1,669,223	39,391	(25,419)		-		1,683,195
Gross profit	1,572,113	73,676	25,419		-		1,671,208
Operating expenses							
Operating labor	466,952	-	2,641	*2(h)*	-		469,593
Non-labor operating expenses	613,757	-	66,940	*2(f)*	-		680,697
General and administrative expenses	160,201	1,330	8,613	*2(h)(i)*	14,672	*5(a)*	184,816
Advertising and marketing	-	37,242	(37,242)	*2(f)*	-		-
Depreciation and amortization	38,861	1,570	-		17,113	*5(b)*	57,544
Wages and benefits	-	9,486	(9,486)	*2(h)*	-		-
Technology and infrastructure	-	4,279	(4,279)	*2(f)*	-		-
Professional fees	-	1,768	(1,768)	*2(i)*	-		-
Other gains and charges	79,866	-	(2,488)	*2(j)*	-		77,378
Total operating expenses	1,359,637	55,675	22,931		31,785		1,470,028
Operating profit	212,476	18,001	2,488		(31,785)		201,180
Debt refinancing charges	6,604	-	-		-		6,604
Interest expense	85,163	4,388	-		15,993	*5(c)*	105,544
Interest income	(2,453)	(352)	-		-		(2,805)
Other miscellaneous income	-	(2,488)	2,488	*2(j)*	-		-
Earnings before income taxes	123,162	16,453	-		(47,778)		91,837
Income tax expense	30,666	831	-		(8,538)	*5(d)*	22,959
Net earnings	$ 92,496	$ 15,622	$ -		$ (39,240)		$ 68,878
Basic earnings per common share	$ 1.69					*5(f)*	$ 1.20
Diluted earnings per common share	$ 1.66					*5(f)*	$ 1.18
Weighted average number of shares outstanding							
Basic	54,631				2,694	*5(f)*	57,325
Diluted	55,873				2,694	*5(f)*	58,567

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Page **4** of **10**

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2023

(in thousands, except per share data)	Upbound Historical	Brigit Historical	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues							
Store							
Rental and fees	$ 3,261,678	$ -	$ -		$ -		$ 3,261,678
Merchandise sales	541,766	-	-		-		541,766
Installment sales	63,630	-	-		-		63,630
Other	5,869	-	-		-		5,869
Total store revenues	3,872,943	-	-		-		3,872,943
Franchise							
Merchandise sales	95,054	-	-		-		95,054
Royalty income and fees	24,416	-	-		-		24,416
Subscription revenue	-	85,717	(85,717)	2(e)	-		-
Expedited transfer fee revenue	-	14,820	(14,820)	2(e)	-		-
Marketplace revenue	-	5,691	(5,691)	2(e)	-		-
Subscription and fees revenue	-	-	106,228	2(e)	-		106,228
Total revenues	3,992,413	106,228	-		-		4,098,641
Cost of revenues							
Store							
Cost of rentals and fees	1,199,161	-	-		-		1,199,161
Cost of merchandise sold	652,894	-	-		-		652,894
Cost of installment sales	22,997	-	-		-		22,997
Total cost of store revenues	1,875,052	-	-		-		1,875,052
Franchise cost of merchandise sold	95,103	-	-		-		95,103
Customer cash advance credit losses	-	23,384	(23,384)	2(f)	-		-
Processing and service fees	-	13,710	(13,710)	2(g)	-		-
Cost of subscriptions and fees	-	-	13,710	2(g)	-		13,710
Total cost of revenues	1,970,155	37,094	(23,384)		-		1,983,865
Gross profit	2,022,258	69,134	23,384		-		2,114,776
Operating Expenses							
Store expenses							
Labor	613,538	-	2,044	2(h)	-		615,582
Other store expenses	775,919	-	62,795	2(f)	-		838,714
General and administrative expenses	201,706	1,552	8,891	2(h)(i)	47,133	5(a)(e)	259,282
Advertising and marketing	-	35,279	(35,279)	2(f)	-		-
Depreciation, amortization and write-down of intangibles	51,321	1,239	-		23,665	5(b)	76,225
Wages and benefits	-	9,010	(9,010)	2(h)	-		-
Technology and infrastructure	-	4,132	(4,132)	2(f)	-		-
Professional fees	-	1,925	(1,925)	2(i)	-		-
Other charges	216,909	-	17,458	2(j)(k)	-		234,367
Total operating expenses	1,859,393	53,137	40,842		70,798		2,024,170
Operating profit	162,865	15,997	(17,458)		(70,798)		90,606
Interest expense	113,418	4,019	-		23,100	5(c)	140,537
Interest income	(3,420)	(443)	-		-		(3,863)
Settlement expense	-	18,000	(18,000)	2(k)	-		-
Other miscellaneous income	-	(542)	542	2(j)	-		-
Earnings before income taxes	52,867	(5,037)	-		(93,898)		(46,068)
Income tax expense (benefit)	58,046	228	-		(69,791)	5(d)	(11,517)
Net (loss) earnings	$ (5,179)	$ (5,265)	$ -		$ (24,107)		$ (34,551)
Basic earnings per share	$ (0.09)					5(f)	$ (0.60)
Diluted earnings per share	$ (0.09)					5(f)	$ (0.60)
Weighted average number of shares outstanding							
Basic	54,978				2,694	5(f)	57,672
Diluted	54,978				2,694	5(f)	57,672

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Page 5 of 10

Exhibit 99.3 Page 6 of 10 NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION Note 1 – Description of the Transactions and Basis of Presentation Acquisition of Brigit On January 31, 2025, the Company completed its acquisition of Brigit in accordance with the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into Brigit, with Brigit surviving the Merger as a wholly owned subsidiary of the Company. As a result of the Merger, each share of Brigit stock outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive a pro rata portion of the Closing Merger Consideration. In addition to the Closing Merger Consideration, the Company will pay the previous security holders of Brigit (the “Brigit Securityholders”) $75.0 million, payable in multiple installments (“Deferred Consideration”), $37.5 million of which will be payable 30 days following the first anniversary of the Closing Date (“First Anniversary Deferred Consideration”) and the remainder no later than 30 days following the second anniversary of the Closing Date. The Brigit Securityholders may also receive up to $60.0 million in earnout payments based on the achievement of certain financial performance metrics for the Brigit business in 2026 (“Earnout Amount”). Payments of the Deferred Consideration and Earnout Amount are subject to acceleration if certain acceleration events specified in the Merger Agreement occur prior to payments. Concurrent with the Merger, the Company and certain Brigit Securityholders (“Key Employees”) entered into employee agreements and restricted stock agreements (“Restricted Stock Agreements”) whereby 1.3 million shares of the Closing Merger Consideration are subject to certain vesting restrictions over a two-year period. All in-the-money unvested stock options were replaced with cash-settled awards (“Replacement Awards”), each entitling the holder to receive an amount in cash equal to the excess of the merger consideration per common share over the exercise price of the corresponding option. The Replacement Awards are subject to vesting conditions that are substantially similar to those of the original awards. As these shares and cash payments are tied to the continual employment of the Key Employees over the vesting period, they are excluded from consideration transferred. Additionally, on January 28, 2025, the Company entered into a borrowing request under its credit facility (“ABL Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Company borrowed $344.0 million in incremental principal to fund the acquisition of Brigit. Basis of Presentation The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” using the assumptions set forth in these notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of September 30, 2024, combines the historical condensed consolidated balance sheets of the Company and Brigit, giving effect to the Transactions as if they had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, combines the historical consolidated statements of operations of the Company and Brigit, giving effect to the Transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Merger in accordance with ASC 805 whereby the Company is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values and any excess of consideration transferred over the estimated fair value of Brigit’s net assets will be allocated to goodwill. The pro forma allocation of consideration transferred reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary materially from the actual allocation that will be recorded as of the close date. Note 2 – Significant Accounting Policy and Reclassifications Adjustments During the preparation of the unaudited pro forma condensed combined financial information, the Company performed a preliminary analysis of Brigit’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of the Company. The Company has not identified any material differences that would require adjustment to conform to the accounting policies of the Company in the preparation of these pro forma

Exhibit 99.3 Page 7 of 10 financial statements. However, as part of the ongoing integration process, management will continue to assess the accounting policies of Brigit, and any required adjustments will be reflected in future financial reporting, if necessary. Certain reclassification adjustments have been made to conform Brigit’s historical financial statements to the presentation used by the Company. The following reclassification adjustments were made to conform the presentation of Brigit’s historical consolidated balance sheet as of September 30, 2024, to the Company’s presentation: (a) Represents a reclassification of “Accrued revenue, net of allowance for credit losses” and “Customer cash advances, net of allowance for credit losses” to “Receivables, net of allowance for doubtful accounts”. (b) Represents a reclassification of “Other long term assets” to “Prepaid expenses and other assets”. (c) Represents a reclassification of “Internally developed internal use software, net” to “Property assets, net of accumulated depreciation”. (d) Represents a reclassification of “Other current liabilities” to “Accrued liabilities”. The following reclassification adjustments were made to conform the presentation of Brigit’s historical consolidated statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, to the Company’s presentation: (e) Represents a reclassification of “Subscription revenue”, “Expedited Transfer Fee revenue”, and “Marketplace revenue” to “Subscription and fees revenue”. (f) Represents a reclassification of “Customer cash advance credit losses”, “Advertising and marketing”, and “Technology and infrastructure” expenses to “Non-labor operating expenses” for September 30, 2024, and to “Store expenses, Other store expenses” for December 31, 2023. (g) Represents a reclassification of and “Processing and service fees” to “Cost of subscriptions and fees”. (h) Represents a reclassification of “Wages and benefits” to “Operating labor” and “General and administrative expenses” for September 30, 2024, and to “Store expenses, Labor” and “General and administrative expenses” for December 31, 2023. (i) Represents a reclassification of “Professional fees” to “General and administrative expenses”. (j) Represents a reclassification of “Other miscellaneous income” to “Other gains and charges” for September 30, 2024, and to “Other charges” for December 31, 2023. (k) Represents a reclassification of “Settlement expense” to “Other charges” for December 31, 2023. Note 3 – Preliminary Purchase Price Allocation The total preliminary consideration transferred is calculated as follows: (in thousands) As of September 30, 2024 Closing Cash Consideration $ 281,118 Closing Stock Consideration(1) 41,057 Deferred Consideration(2) 66,126 Earnout Amount(3) 10,566 Other Cash Consideration(4) 55,071 Total preliminary consideration transferred $ 453,938 (1) The estimated fair value of the Closing Stock Consideration has been determined based on the volume-weighted average price of the Company’s common stock over the ten consecutive trading days ending on (and including) the trading day immediately prior to the Closing Date of $29.75 per share. (2) The Deferred Consideration has been discounted to present value to reflect the scheduled payments over a two- year period. (3) The estimated fair value of the Earnout Amount was established using a Monte Carlo simulation model and the maximum potential cash payment for the earnout is $60.0 million. (4) Other Cash Consideration represents the proceeds for the settlement of Brigit's credit facility (“Brigit Credit Facility”) and certain other liabilities as of the Closing Date.

Exhibit 99.3 Page 8 of 10 Preliminary Purchase Price Allocation The preliminary consideration transferred as shown in the table above is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Brigit based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which the Company believes are reasonable. The following table sets forth a preliminary allocation of the preliminary consideration transferred to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Brigit using Brigit’s balance sheet as of September 30, 2024, adjusted for reclassifications and presentational alignment to that of the Company’s historical financial information, with the excess allocated to goodwill: (in thousands) Assets acquired: Cash and cash equivalents $ 33,022 Restricted cash 6,016 Receivables 47,838 Prepaid expenses and other assets 2,209 Property assets 65,248 Operating lease right-of-use assets 20 Other intangible assets 152,300 Total assets acquired 306,653 Liabilities assumed: Accounts payable – trade 3,325 Accrued liabilities 1,947 Operating lease liabilities 21 Deferred tax liability 46,719 Total liabilities assumed 52,012 Net assets acquired, excluding goodwill 254,641 Goodwill (consideration transferred above net assets acquired) $ 199,297 Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of September 30, 2024, as follows: (a) Reflects a net adjustment of $7.3 million to “Cash and cash equivalents” primarily for the cash portion of the consideration transferred in connection with the acquisition, offset by the proceeds received from the ABL Credit Facility used to finance the transaction. The following table presents the components of this pro forma adjustment related to cash and cash equivalents: (in thousands) Proceeds received from ABL Credit Facility $ 344,000 Payment of Closing Cash Consideration (281,118) Payments of Other Cash Consideration (55,071) Payment of Loans payable (539) Total $ 7,272 (b) Represents an adjustment to reclass $7.8 million from “Cash and cash equivalents” to “Prepaid expenses and other assets” to reflect the amounts held in escrow pursuant to the Merger Agreement for Replacement Awards that will be paid to award holders upon vesting.

Exhibit 99.3 Page 9 of 10 (c) Represents an adjustment of $59.7 million to the carrying value of Brigit’s internally developed internal use software from the recorded net book value to the preliminary estimated fair values. The assets will be depreciated over a 7-year useful life. (d) Represents the recognition of the preliminary goodwill associated with the Merger. Goodwill represents the preliminary consideration transferred in excess of the fair value of the underlying net assets acquired. (e) Represents an adjustment of $152.3 million to “Other intangible assets, net”, acquired from Brigit expected to be recognized in connection with the Merger, consisting of the following: (in thousands) Estimated Fair Value Estimated Remaining Useful Life (in years) Customer relationships $ 144,500 10 Trade names 7,800 7 Estimated fair value of Other intangible assets $ 152,300 (f) Represents an adjustment to increase “Accrued liabilities” for Deferred Consideration of $66.1 million, estimated transaction costs of $22.5 million, and the fair value of the Earnout Amount of $10.6 million. (g) Represents the elimination of $49.3 million of “Credit facility, net of debt issuance costs” and $1.5 million of “Accrued liabilities” relating to accrued interest expense following the repayment of the Brigit Credit Facility at the Closing Date. (h) Represents the elimination of Brigit’s “Simple agreements for future equity notes payable” of $8.7 million that was settled upon the consummation of the Merger and the elimination of $0.5 million in “Loans payable, related party and other lenders” that was settled in cash by Brigit before the Closing Date. (i) Represents a net adjustment of $46.7 million to increase “Deferred tax liability” for temporary differences between the book and tax basis primarily related to the increase in the fair value of intangible assets and transaction fees. A blended federal and state statutory rate of 25% was used in establishing the deferred tax liability. (j) Represents an adjustment of $344.0 million to “Senior debt, net” in connection with the financing arrangement with ABL Credit Facility used to pay the aggregate cash component of the Merger consideration. (k) The following table summarizes the transaction accounting adjustments impacting the historical equity balances of Brigit as of September 30,2024, as well as new equity issued as consideration for the Merger. (in thousands) Elimination of Brigit's Historical Balance Closing Stock Consideration Transaction Adjustments Total Transaction Accounting Adjustments Common stock $ - $ 27 $ - $ 27 Additional paid-in-capital (50,654) 41,030 - (9,624) Retained earnings (accumulated deficit) 20,678 - (22,526) (1,848) Pro forma net adjustment to equity $ (29,976) $ 41,057 $ (22,526) $ (11,445) Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, as follows: (a) Represents an adjustment to record estimated post-combination expense to be incurred by the Company related to stock-based compensation expense for the Replacement Awards granted by the Company to certain Brigit employees and the issuance of the Company’s common stock to Key Employees based on the Restricted Stock Agreements.

Exhibit 99.3 Page 10 of 10 (b) Represents a net adjustment to reflect depreciation and amortization expense of $17.1 million and $23.7 million for the nine months ended September 30, 2024, and for the year ended December 31, 2023, respectively, for the estimated fair value adjustment of acquired property and intangible assets on a straight-line basis over their estimated useful lives. (c) Represents a net adjustment to interest expense for the elimination of Brigit’s historical interest expense associated with the Brigit Credit Facility and the addition of interest expense associated with the borrowings under the ABL Credit Facility. A 1/8% change in the assumed interest rate would result in a change of approximately $0.4 million in annual interest expense. Additional interest expense relates to the accretion of Deferred Consideration, which was initially recognized at its fair value. The following table presents the components of this pro forma adjustment related to interest expense: (in thousands) Nine Months Ended September 30, 2024 Year Ended December 31, 2023 Extinguishment of Brigit Credit Facility $ (3,874) $ (3,389) Additional borrowing on ABL Credit Facility 16,539 22,052 Deferred Consideration accretion 3,328 4,437 Net adjustment to Interest expense $ 15,993 $ 23,100 (d) Represents tax effect of the pro forma adjustments above at the blended federal and state statutory rate of approximately 25%. (e) Represents an adjustment to record $22.5 million of estimated transaction costs related to the Merger for the year ended December 31, 2023. These non-recurring costs include fees paid for financial advisors, legal services and other professional services and are not expected to have a continuing impact on the combined company’s operating results in future periods. (f) The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of the Company. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share: (in thousands, except per share data) Nine Months Ended September 30, 2024 Year Ended December 31, 2023 Numerator Basic and diluted pro forma net income (loss) available to Company common stockholders $ 68,878 $ (34,551) Denominator Basic: Historical basic weighted average Company shares outstanding 54,631 54,978 Shares of Company common stock issued 2,694 2,694 Pro forma basic weighted average Company shares outstanding 57,325 57,672 Pro forma basic net income (loss) per share $ 1.20 $ (0.60) Diluted: Historical diluted weighted average Company shares outstanding 55,873 54,978 Shares of Company common stock issued 2,694 2,694 Pro forma diluted weighted average Company shares outstanding 58,567 57,672 Pro forma diluted net income (loss) per share $ 1.18 $ (0.60)